UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 9, 2018

BP Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-38260	82-1646447
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

501 Westlake Park Boulevard, Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 336-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a)    Previous independent registered public accounting firm
On March 9, 2018, the Audit Committee (the “Audit Committee”) of the Board of Directors of BP Midstream Partners GP LLC (the “General Partner”), the general partner of BP Midstream Partners LP (the “Partnership”), unanimously voted to appoint Deloitte & Touche LLP (“Deloitte”) as the Partnership’s new independent registered public accounting firm to audit the Partnership’s financial statements for the fiscal year ending December 31, 2018, and did not re-appoint Ernst & Young LLP (“EY”) as the Partnership’s independent registered accounting firm.
The Partnership’s change in independent registered public accounting firm follows a competitive tender process conducted by the Partnership’s parent, BP plc (“BP”), in accordance with UK and European Union law requirements - in particular, the UK Corporate Governance Code and the reforms of the audit market by the Competition and Markets Authority and the European Union - which require that companies put their external audit out to tender at least every ten years and change its independent registered public accounting firm at least every twenty years. Following the tender, and on BP’s audit committee’s recommendation, the board of BP, in November 2016, selected Deloitte as BP’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
At the 2018 annual general meeting of BP, the board of BP will seek shareholder approval for the appointment of Deloitte as BP’s independent registered public accounting firm until the conclusion of the next annual general meeting at which BP’s accounts are laid before shareholders.
The Partnership’s Audit Committee has elected not to re-appoint EY as its independent registered public accounting firm effective upon the issuance by EY of its report on the financial statements as of and for the year ended December 31, 2017 to be included in the Partnership’s Annual Report on Form 10-K.
The reports of EY on the Predecessor’s financial statements as of and for the fiscal years ended December 31, 2015 and 2016 and the Partnership’s balance sheet as of May 31, 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2016 and 2017, and through March 9, 2018, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, that if not resolved to the satisfaction of EY, would have caused them to make reference thereto in its reports on the Predecessor’s financial statements as of and for the fiscal year ended December 31, 2016 and Partnership’s balance sheet as of May 31, 2017.
The Partnership provided EY with a copy of this Current Report on Form 8-K and requested that EY furnish to it a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made and, if not, stating the respects in which it does not agree. The letter from EY to the Securities and Exchange Commission dated as of March 14, 2018 in which they stated that they agree with such statements is attached as Exhibit 16.1 to this Current Report.
(b)    Engagement of Independent Registered Public Accountant Firm
As discussed above, on March 9, 2018, the Audit Committee of the General Partner appointed Deloitte as the Partnership’s new independent registered public accounting firm to audit the Partnership’s financial statements for the fiscal year ending December 31, 2018. The engagement of Deloitte as the independent registered public accounting firm of the Partnership was unanimously approved by the Audit Committee.

During the Partnership’s most recent fiscal year and through March 9, 2018, the Partnership did not consult with Deloitte regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated March 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018	BP MIDSTREAM PARTNERS LP
	By:	BP MIDSTREAM PARTNERS GP LLC,
its general partner

	By:	/s/ Hans F. Boas
Hans F. Boas
Chief Legal Counsel and Secretary

INDEX TO EXHIBITS

Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated March 14, 2018

2